SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 11, 2006

                              -------------------

                                   LION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         WASHINGTON                 0-25159                    91-2094375
(State or other jurisdiction      (Commission                 (IRS employer
      of incorporation)           file number)            identification number)

      4700-42ND AVE. SW, SUITE 430 SEATTLE, WA                    98116
      (Address of principal executive offices)                  (Zip code)

           Registrant's telephone, including area code (206) 577-1440

                                       N/A
          (Former name or former address, if changed since last report)




     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS


         On December 11, 2006, LION, Inc. entered into a renewed three-year employment agreement with Randall D. Miles, its CEO. Mr. Miles' annual salary increased to $250,000. In the event employment is terminated without cause, Mr. Miles will be entitled to a severance benefit equal to 6 months of his then current compensation. Mr. Miles was granted two million (2,000,000) stock options, which become exercisable, if at all, if the market price of LION's common stock achieves certain specified levels. The options are exercisable only during the term of Mr. Miles employment, provided however, that if Mr. Miles is terminated without cause, then he shall have a period of six (6) months following termination of employment to exercise the vested options. Mr. Miles will continue to be eligible to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans that are generally available to employees of LION.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

       (c) EXHIBITS.



 EXHIBIT NO.  DESCRIPTION
 -----------  -----------

     10.1     Employment Agreement LION, Inc. - Randall D. Miles, CEO





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LION, INC.
                                           (Registrant)



DATE: December 14, 2006
                                           By:  /s/ Randall D. Miles
                                                --------------------
                                                Randall D. Miles
                                                Chief Executive Officer






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